UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 16, 2010

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 101	ENTRY INTO A MATERIAL AGREEMENT

Amendment to Revolving Credit Agreement

On August 16, 2010, James River Coal Company (the “Company”) entered into a First Amendment to Amended and Restated Credit Agreement by and among the Company, certain of its subsidiaries, the lenders party thereto (each, a “Lender”) and General Electric Capital Corporation Corporation (“GE Capital”), as Administrative Agent and Collateral Agent (the “First Amendment”) under which the Company's revolving credit facility  (the “Revolving Credit Facility”) under the Amended and Restated Revolving Credit Agreement dated as of January 28, 2010 (the “Revolving Credit Agreement”) was amended so that the obligations and liabilities of the Company and its subsidiaries with respect to any Bank Product service provided by GE Capital or any of its affiliates or by any other Lender will be secured by the same assets of the Company and its subsidiaries that at such time secure the obligations and liabilities of the Company and its subsidiaries under the Revolving Credit Facility; provided that, without the consent of all Lenders, the aggregate outstanding amount of such Bank Product obligations and liabilities arising under leases cannot exceed $20,000,000 at any one time.  The First Amendment defines “Bank Product” to include any of the following products, services or facilities extended to the Company or any of its subsidiaries by GE Capital or any of its affiliates or by any other Lender or any of its affiliates: (a) any services provided from time to time in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services; (b) commercial credit card and purchasing cards; (c) leases (including equipment leases) and letters of credit and (d) other banking products or services approved by the Lenders’ administrative agent under the Revolving Credit Agreement.

The description of the First Amendment set forth above is a summary and is not meant to be a complete description of the First Amendment.  The description of the First Amendment set forth above is qualified by reference to the First Amendment filed herewith as Exhibit 10.1 and incorporated herein by reference  The First Amendment has been included to provide information regarding its terms, however it is not intended to provide any other factual or disclosure information about the Company.  Any representations and warranties of a party set forth in the First Amendment have been made solely for the benefit of the other party to the agreement.  Some of the representations and warranties were made only as of the date of the First Amendment or such other date as specified in First Amendment, may be subject to a contractual standard of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

ITEM 102	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the First Amendment, on August 16, 2010, the Company entered into a Termination and Release Agreement, effective as of August 10, 2010, by and among the Company and certain of its subsidiaries identified on the signature pages thereto, as borrowers, and the other credit parties thereto, identified on the signature pages thereto as guarantors, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and Morgan Stanley & Co. Incorporated, as Collateral Agent pursuant to which the Company’s term loan letter of credit facility (the “Facility”) under the Term Credit Agreement dated as of February 26, 2007 (as amended from time to time, the “Term Credit Agreement”) was terminated.

As amended, the Term Credit Agreement allowed for the letters of credit outstanding, as of November 20, 2009, under the Facility to remain outstanding for the balance of their current terms but did not allow the Company or its subsidiaries to obtain any additional letters of credit under the Facility.  As of August 10, 2010, there were no remaining outstanding letters of credit under the Facility.

2

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

10.1
First Amendment to Amended and Restated Revolving Credit Agreement by and among James River Coal Company and certain of its Subsidiaries identified on the signature pages thereto, as Borrowers, and the other credit parties thereto identified on the signature pages as Guarantors, the Lenders party thereto, and General Electric Capital Corporation, as Administrative Agent and Collateral Agent, dated as of August 16, 2010

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  August 20, 2010

4